UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          September 5, 2023

NETWORK-1 TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

65 Locust Avenue, Third Floor, New Canaan, Connecticut 06840

(Address of Principal Executive Offices) (Zip Code)

(203) 920-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NTIP	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 5, 2023, ILiAD Biotechnologies, LLC (“ILiAD”) reported the first-ever demonstration of protection against B. pertussis (whooping cough) colonization in a Phase 2b Human Challenge study of its BPZE1 vaccine. ILiAD announced that its BPZE1 intranasal vaccine has met the primary endpoint of protection against nasopharyngeal B. pertussis colonization (p=0.03) in the Phase 2b CHAMPION-1 study. To date, Network-1 Technologies, Inc. has invested an aggregate of $7,000,000 in ILiAD which represents approximately 6.8% of the outstanding units of ILiAD on a non-fully diluted basis.

A copy of the press release issued by ILiAD on September 5, 2023 is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 5, 2023, issued by ILiAD Biotechnologies, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 TECHNOLOGIES, INC.

Dated: September 6, 2023	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz Title: Chairman and Chief Executive Officer